UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 13, 2013

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ServiceSource International, Inc.
(Exact name of Registrant as specified in its charter)

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Delaware	001-35108	81-0578975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

634 Second Street
San Francisco, California 94107
(Address of principal executive offices, including zip code)

(415) 901-6030
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

Indenture

On August 13, 2013, in connection with the previously announced sale by ServiceSource International, Inc. (the "Company") of $150 million aggregate principal amount of 1.50% Convertible Senior Notes due 2018 (the "Notes"), including the full exercise of the over-allotment option, in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act, the Company entered into an indenture by and between the Company and Wells Fargo Bank, National Association, as trustee (the "Indenture") and issued the Notes pursuant thereto. The Notes bear interest at a rate of 1.50% per year, payable semi-annually in arrears on August 1 and February 1 of each year, commencing February 1, 2014. The Notes will mature on August 1, 2018, unless earlier purchased by the Company or converted.

The initial conversion rate is 61.6770 shares of common stock per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $16.21 per share). The conversion rate will be subject to adjustment upon the occurrence of certain specified events but will not be adjusted for accrued and unpaid interest. In addition, upon the occurrence of a make-whole fundamental change (as defined in the Indenture), the Company will, in certain circumstances, increase the conversion rate by a number of additional shares for a holder that elects to convert its Notes in connection with such make-whole fundamental change.

Prior to February 1, 2018, the Notes will be convertible only under the following circumstances (1) during any calendar quarter commencing after December 31, 2013 (and only during such calendar quarter), if, for at least 20 trading days (whether or not consecutive) during the 30 consecutive trading day period ending on the last trading day of the immediately preceding calendar quarter, the last reported sale price of the Company's common stock on such trading day is greater than or equal to 130% of the applicable conversion price on such trading day; (2) during the five business day period after any five consecutive trading day period in which, for each day of that period, the trading price per $1,000 principal amount of Notes for such trading day was less than 98% of the product of the last reported sale price of the Company's common stock and the applicable conversion rate on such trading day; or (3) upon the occurrence of specified corporate transactions. On or after February 1, 2018 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or a portion of their Notes at any time, regardless of the foregoing circumstances. Upon conversion, the Notes will be settled in cash, shares of the Company's common stock or any combination thereof at the Company's option.

The Company may not redeem the Notes prior to the maturity date and no sinking fund is provided for the Notes. Upon the occurrence of a fundamental change (as defined in the Indenture), holders may require the Company to purchase all or a portion of their Notes for cash at a price equal to 100% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest to, but excluding, the fundamental change purchase date.

The Notes are the Company's unsecured and unsubordinated obligations and will rank senior in right of payment to any of the Company's future indebtedness that is expressly subordinated in right of payment to the Notes; rank equal in right of payment to the Company's existing and future unsecured indebtedness that is not so subordinated; are effectively subordinated in right of payment to any of its secured indebtedness to the extent of the value of the assets securing such indebtedness; and are structurally subordinated to all existing and future indebtedness and liabilities of subsidiaries of the Company.

The following events are considered "events of default," which may result in the acceleration of the maturity of the Notes:

(1)  the Company defaults in any payment of interest on any Note when due and payable and the default continues for a period of 30 days;

(2)  the Company defaults in the payment of principal of any Note when due and payable at its stated maturity, upon any required repurchase, upon declaration of acceleration or otherwise;

(3)  failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder's conversion right and such failure continues for a period of three business days;

(4)  failure by the Company to give a fundamental change notice or notice of a specified corporate transaction when due with respect to the Notes;

(5)  failure by the Company to comply with its obligations under the Indenture with respect to consolidation, merger and sale of assets of the Company;

(6)  failure by the Company to comply with any of its other agreements contained in the Notes or Indenture for a period 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the Notes then outstanding has been received;

(7)  default by the Company or any of its significant subsidiaries (as defined in the Indenture) with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $25.0 million (or its foreign currency equivalent) in the aggregate of the Company and/or any such subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and, in the case of clauses (i) and (ii), such default is not cured or waived, such acceleration is not rescinded or such indebtedness is not paid or discharged, as the case may be, within 30 days after notice to the Company by the trustee or to the Company and the trustee by holders of at least 25% in aggregate principal amount of Notes then outstanding in accordance with the Indenture; or

(8)  certain events of bankruptcy, insolvency, or reorganization of the Company or any of its significant subsidiaries (as defined in the Indenture).

If such an event of default, other than an event of default described in clause (8) above with respect to the Company, occurs and is continuing, the trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the trustee, may, and the trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest, if any, on all the Notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization involving the Company, 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately.

The summary of the foregoing transactions is qualified in its entirety by reference to the text of the Indenture, which is included as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Indenture between ServiceSource International, Inc. and Wells Fargo Bank, National Association, dated as of August 13, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2013

SERVICESOURCE INTERNATIONAL, INC.

By:	/s/ Matthew Goldberg
Name:	Matthew Goldberg
Title:	Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture between ServiceSource International, Inc. and Wells Fargo Bank, National Association, dated as of August 13, 2013.